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                                                                   EXHIBIT 10.32

                              DAN ROAD BUILDING LLC
                          C/O GREAT POINT INVESTORS LLC
                      98 NORTH WASHINGTON STREET, 5TH FLOOR
                           BOSTON, MASSACHUSETTS 02114
                            TELEPHONE (617) 526-8800
                             TELEFAX (617) 526-8810

June 21, 2001

Network Engines, Inc.              Techmar Communications, Inc.
25 Dan Road                        45 Dan Road
Canton, MA 02021                   Canton, MA 02021

Re:        Building:               45 Dan Road, Canton, MA

           Landlord:               Dan Road Building LLC

           Prime Lessee:           Network Engines, Inc.

           Date of Prime Lease:    October 19, 1999

           Sublet Premises:        A portion of the first (1st) floor consisting
                                   of approximately 23,159 square feet.

           Sublessee:              Techmar Communications, Inc.

           Date of Sublease:       June 21, 2001

Gentlemen:

Pursuant to terms of the Prime Lease, you have requested our consent to the Sublease, a true, complete and correct copy of which is annexed hereto and made a part hereof.

We hereby grant our consent to the Sublease upon the following express terms and conditions:

1. The Sublease is and continues to be subject and subordinate to the Prime Lease and to all of its terms, covenants, conditions, provisions and agreements.

2.    Neither the Sublease nor this consent shall:
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      (a)   release or discharge the Prime Lessee from any liability, whether past, present or future, under the Prime Lease;

      (b) operate as a consent or approval by Landlord to or of any of the terms, covenants, conditions, provisions or agreements of the Sublease and Landlord shall not be bound thereby;

      (c) be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Prime Lease, or to waive any breach thereof, or any of the rights of Landlord thereunder, or to enlarge or increase Landlord's obligations thereunder; or

      (d) be construed as a consent by Landlord to any further subletting either by Prime Lessee or by Sublessee or to any assignment by Prime Lessee of the Prime Lease or assignment by the Sublessee of the Sublease, whether or not the Sublease purports to permit the same.

3. In the event of Prime Lessee's default under the provisions of the Prime Lease, the rent due from the Sublessee under the Sublease shall be deemed assigned to Landlord and Landlord shall have the right, following such default, at any time at Landlord's option, to give notice of such assignment to the Sublessee, and Landlord shall credit Prime Lessee with any rent received by Landlord under such assignment. From and after the occurrence of a default by Prime Lessee under the provisions of the Prime Lease, Landlord may, at its election (but without any obligation to do so), deliver a written memorandum of attornment to Sublessee, whereupon Sublessee shall attorn to Landlord and perform its obligations directly to Landlord as tenant under the Prime Lease. Notwithstanding any foregoing provision to the contrary, the acceptance of any payment on account of rent directly from the Sublessee as the result of any default of Prime Lessee shall in no manner whatsoever be deemed an attornment by the Sublessee to Landlord in the absence of a specific written agreement signed by Landlord to such effect, or serve to release Prime Lessee from any liability under the terms, covenants, conditions, provisions or agreements of the Prime Lease.

4. Prime Lessee and Sublessee agree and acknowledge that Landlord's consent herein is not an assignment or partial assignment of the Prime Lease, and thus does not create any privity of contract relative to the Prime Lease. This consent shall not create nor be deemed to be the basis of creating any covenant, representation or warranty, express or implied (including, without limitation, any covenant of quiet enjoyment), on the part of Landlord with respect to the terms of the Sublease, Sublessee's use and enjoyment of the Sublet Premises, or any other matter arising out of or in connection with the Sublease. Notwithstanding any provisions of the Sublease to the contrary, Sublessee shall have no right to enforce any of Prime Lessee's rights under the Prime Lease directly against the Landlord, all of such rights being personal to the Prime Lessee; provided, however, that nothing herein shall be construed to diminish or curtail Prime Lessee's rights to enforce


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      any of its rights under the Prime Lease, in its own name, as such rights may relate to the Sublet Premises.

5. The term of the Sublease shall expire and come to an end on its natural expiration date or on any premature termination date thereof or concurrently with the natural expiration date or on any premature termination of the Prime Lease for any reason whatsoever (including, without limitation, any termination by mutual consent or other right, now or hereafter agreed to by Landlord or Prime Lessee, or by operation of law or at Landlord's option in the event of a default by Prime Lessee).

6. This consent is not assignable, nor shall this consent be deemed a consent to any amendment or modification of the Sublease, without Landlord's prior written consent.

7. Prime Lessee and Sublessee covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Prime Lessee and Sublessee agree to indemnify Landlord against same and against any cost or expense (including but not limited to attorneys' fees) incurred by Landlord in connection with any claim for any such brokerage commission.

8. Prime Lessee and Sublessee understand and acknowledge that Landlord's consent hereto is not a consent to any improvement or alteration work being performed in the Sublet Premises, that Landlord's consent must be separately sought if and to the extent provided in the Prime Lease and will not necessarily be given, and that if such consent is given the same will be subject to Prime Lessee and Sublessee signing Landlord's standard form of agreement with respect to work being performed by persons other than Landlord.

9. Landlord's consent herein shall not constitute an agreement, representation, warranty or verification that the Sublease is in compliance with the Prime Lease or that the Sublet Premises are fit for Sublessee's purposes.

10. Notwithstanding any provisions of the Sublease to the contrary, Landlord shall have no obligations to deliver any notices or copies of notices to Sublessee, and no obligation to accept, consider, or respond to any request, inquiry, demand or other communication from Sublessee, whether of a type described in the Prime Lease, Sublease or otherwise.

11. In the event of any conflicts between the terms and provisions of the Prime Lease and the terms and provisions of the Sublease, the terms and provisions of the Prime Lease shall control.

12.   The Prime Landlord represents and warrants to Subtenant that:

      (a) the Prime Lease is in full force and effect in accordance with and subject to all of the terms, covenants, conditions and agreements contained therein;


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      (b)   the Prime Lease has not been modified, amended or supplemented, except as set forth in this Consent Letter;

      (c) to Prime Landlord's knowledge there does not exist any fact or circumstance which, in and of itself or with the giving of notice, the passage of time or both, would constitute an Event of Default under the Prime Lease; and

      (d)   the "Expiration Date" under the Prime Lease is March 31, 2005.

The execution of a copy of this consent by Prime Lessee and by Sublessee shall indicate the joint and several confirmation of the foregoing conditions and of their agreement to be bound thereby and shall constitute Sublessee's acknowledgment that it has received a copy of the Prime Lease from Prime Lessee.

This consent shall be null and void unless a duly countersigned copy is returned to Landlord not later than seven (7) business days following the date of this consent.

Very truly yours,

LANDLORD:

DAN ROAD BUILDING LLC

By: /s/ John Baxter
    ---------------
Its: Vice President


CONFIRMED AND AGREED:

PRIME LESSEE:

NETWORK ENGINES, INC.                    June 22, 2001
a Delaware corporation                   ---------------------------------------
                                         Date:

By: /s/ Douglas G. Bryant
    ---------------------
Its: Chief Financial Officer


SUBLESSEE:

TECHMAR COMMUNICATIONS, INC.             June 21, 2001
a Delaware corporation                   ---------------------------------------
                                         Date:

By: /s/ Thomas Swithenbank
    ----------------------
Its: Executive V.P. and Chief Financial Officer
     ------------------------------------------


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